Exhibit 99.1
XERIS BIOPHARMA RAISES FULL-YEAR FINANCIAL GUIDANCE AND REAFFIRMS CASH FLOW BREAKEVEN IN Q4 2023
Raises year-end cash, cash equivalents, and short-term investment guidance from $55M-$65M to $65M-$70M
2023 Cash Utilization expected to be $52M-$57M
Tightens 2023 Total Revenue guidance from $145M-$165M to $155M-$165M
Received $6M milestone payment for successfully formulating sub-cutaneous TEPEZZA®
Q3 2023 financial results conference call and webcast November 9, 2023 at 8:30 a.m. ET
CHICAGO, IL; October 16, 2023 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced that, it is raising its full-year 2023 financial guidance and that it has received a $6 million milestone payment from Amgen, which acquired Horizon Therapeutics, for developing an ultra-concentrated, ready-to-use, subcutaneous injection of TEPEZZA® that met the target product profile set forth in the research collaboration and option agreement signed in November 2022.
Steven Pieper, Chief Financial Officer of Xeris stated, “We remain on track to achieve cash flow breakeven in the fourth quarter which would be an important milestone for the company. We are also raising our year-end 2023 cash guidance from $55-65 million to $65-$70 million. This would suggest a net cash outflow in the 2nd half of 2023 of approximately $11-16 million, which is a significant improvement over the first half net cash outflow of approximately $41 million. Our total cash utilization for full-year 2023 is expected to be $52-57 million. As the business continues to perform, our rate of cash utilization continues to improve. Given the strength of all three brands and achievement of the Horizon milestone, we are also tightening our total revenue guidance from $145-$165 million to $155-$165 million.”
“We are also proud to announce that we have successfully formulated the prespecified target product profile of the XeriJect™ formulation of TEPEZZA, and as such, received the associated $6 million success payment,” said Paul R. Edick, Chairman and CEO of Xeris. “They also have an option to license the XeriJect technology to further the development of the XeriJect subcutaneous TEPEZZA. We want to thank the legacy Horizon team for being an incredible partner throughout this part of the process and look forward to continuing great work together, should Amgen pick up the option to move forward with continued development of XeriJect subcutaneous TEPEZZA. If the option is executed, Xeris may be entitled to receive development milestones, regulatory milestones, sales-based milestones, and royalties based on future sales.”
Third Quarter Conference Call Details
Xeris will host a conference call and webcast on Thursday, November 9, 2023 at 8:30 a.m. Eastern Time. To pre-register for the conference call, please use the following link: https://www.netroadshow.com/events/login?show=59946218&confId=55658. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. The Company recommends registering a minimum of ten minutes prior to the start of the call. Following the conference call, a replay will be available until Thursday, November 23, 2023 at US:1 929 458 6194, US Toll Free: 1 866 813 9403, UK: 0204 525 0658, Canada: 1 226 828 7578, or all other locations: +44 204 525 0658 Access Code: 328140.
In addition, a live audio of the conference call will be available as a webcast. To join the webcast, please visit “Events” on the investor relations page of the Company’s website at www.xerispharma.com or use the following link: https://events.q4inc.com/attendee/482975153
About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia, Keveyis®, a proven therapy for primary periodic paralysis, and Recorlev® for the treatment of endogenous Cushing’s syndrome. Xeris also has a robust pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its proprietary formulation technology platforms, XeriSol™ and XeriJect™, supporting long-term product development and commercial success.

Xeris Biopharma Holdings, Inc. is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc. including statements regarding the payment Xeris received from Amgen for XeriJect™ formulation of TEPEZZA®, the financial outlook for 2023, including projections regarding year-end 2023 cash estimates and total revenue, the effect of Xeris’ business performance on its cash utilization, Xeris’ continued use of its formulation sciences in development and partnered programs, the expectations regarding any future product development efforts between Xeris and Amgen, the continued development of XeriJect subcutaneous TEPEZZA, Xeris’ potential entitlements to milestone and royalty payments from Amgen, the market and therapeutic potential of Xeris’ products and product candidates, the potential utility of its formulation platforms, and other statements containing the words “will,” “would,” “continue,” “expect,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, include its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, and its and collaborators’ ability to protect its intellectual property and proprietary technology. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to us, as of the date of this communication and, while believed to be reasonable, actual results may differ materially. Subject to any obligations under applicable law, we do not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com
312-736-1237